SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 24, 2006

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26929	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

2006 Bonus Plan

On February 24, 2006 the Board of Directors of Internet Capital Group, Inc. (the "Company") established the Internet Capital Group 2006 Bonus Plan (the "Plan"), a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The Plan sets forth specific business goals against which the Company's executive officers and other employees will be measured for purposes of awarding bonuses in respect of the Company's fiscal year ending December 31, 2006. Awards under the Plan can range between 0% and 200% of an individual's target amount.

The Company's 2006 goals include quantitative and qualitative goals. The relative weighting of each element of the Company-specific goals is described below.

Eighty percent of the bonus potential related to Company goals is tied to accomplishment of quantitative goals. Realization of a specified increase in the aggregate value of the Company's Core partner companies accounts for 50% of the potential bonus award. Achievement of a specified increase in the aggregate value of the Company's other assets accounts for a total of 10% of the potential bonus award. Twenty percent of the potential bonus award relates to the effective deployment of capital.

Twenty percent of the bonus is tied to execution against the following qualitative goals: (1) improvement in communicating the value of the Company's underlying assets, (2) building the ICG brand, (3) performance and effectiveness of partner company executives, (4) reaction to unforeseen market/business conditions and (5) overall execution of strategic initiatives.

Following the end of the Company's fiscal year, the Compensation Committee of the Company's Board of Directors (the "Committee") will evaluate the Company's 2006 performance and determine the extent to which the Company's 2006 goals and individual goals were achieved. Based upon this assessment, the Committee will award bonuses in accordance with the terms of the Plan.

Awards under the Plan are based on a percentage of a participant's annual salary. Douglas A. Alexander, Managing Director, Operations is eligible to receive a target bonus equal to 100% of his annual base salary, which is set at $350,000 for 2006; Walter W. Buckley, III, the Company's Chief Executive Officer and President, is eligible to receive a target bonus equal to 150% of his annual base salary, which is set at $400,000 for 2006; R. Kirk Morgan, the Company's Chief Financial Officer, is eligible to receive a target bonus equal to 60% of his annual base salary, which is set at $250,000 for 2006; and Michael D. Zisman, Managing Director, Operations is eligible, through Wayne Strategy Consultants, Inc. ("WSCI"), to receive a target bonus equal to 100% of the annual base compensation payable to WSCI, which is set at $360,000 for 2006.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith:
10.1	Internet Capital Group 2006 Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.
Date: February 28, 2006	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Internet Capital Group 2006 Bonus Plan